EX-99.b.3

                            JNLNY VARIABLE FUND I LLC
                               OPERATING AGREEMENT

                                    ARTICLE I

                                     GENERAL

         Section 1. NAME. The name of this limited liability company shall be JNLNY Variable Fund I LLC ("the Fund"). This limited liability company is established and maintained under the laws of the State of Delaware.

         Section 2. OFFICE. The principal office of the Fund shall be at 225 West Wacker Drive, Suite 1200, Chicago, Illinois. The Fund also shall have offices at such other locations as the Board of Managers of the Fund, from time to time, may determine.

         Section 3. PURPOSES. The Fund is a no-load mutual fund consisting of several separate investment portfolios.

                                   ARTICLE II

                                     MEMBERS

         Section 1. ANNUAL MEETINGS. Unless otherwise required by law, this Operating Agreement or by the Investment Company Act of 1940 ("the 1940 Act") as interpreted by the staff of the Securities and Exchange Commission, the Fund shall not be required to hold an annual meeting of Members unless the Board of Managers determines to hold an annual meeting. If the Board makes such a determination, the annual meeting of Members shall be held at such date and time as may be designated from time to time by the Board. Failure to hold an annual meeting at the designated time shall not, however, invalidate the existence of the Fund nor affect otherwise valid acts of the Fund.

         Section 2. SPECIAL MEETINGS. Special meetings of the Members may be called any time by the Chairman of the Board of Managers or the President, or by a majority of the Board by vote at a meeting or in writing with or without a meeting, or in writing by those Members holding a majority of the outstanding shares of beneficial interest of the Fund.

         Section 3. PLACE OF MEETINGS. Meetings of the Members for the election of Manager shall be held at such place either within or without the State of Illinois as shall be designated from time to time by the Board of Managers and stated in the notice of the meeting. Meetings of Members for any other purposes may be held at such time and place, within or without the State of Illinois, as shall be stated in the notice of the meeting.

         Section 4. NOTICE OF MEETINGS. Not less than ten days nor more than 90 days before the date of any Members meeting, the Secretary shall give to each Member entitled to vote at such meeting, written or printed notice stating the time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, either by mail or by presenting it to the Member personally or by leaving it at the Member's residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the Member at his post office address as it appears on the records of the Fund, with postage thereon prepaid. Notwithstanding the foregoing provision, a waiver of notice in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting in person or by proxy, shall be deemed equivalent to the giving of such notice to such persons. Any meeting of Members, annual or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement at the meeting.

         Section 5. QUORUM. At any meeting of Members the presence in person or by proxy of Members entitled to cast a majority of the votes thereat shall constitute a quorum; but this Section shall not affect any requirement under statute or under the Operating Agreement for the vote necessary for the adoption of any measure. In the absence of a quorum the Members present in person or by proxy, by majority vote and without notice, may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

         Section 6. MEMBERS. A simple majority of the votes cast at a meeting of Members, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless more than a simple majority of votes cast is required by law or by this Operating Agreement.

         Section 7. PROXIES. Except as other required by law, a Member may vote the Shares owned of record by him or her either in person or by proxy executed in writing by the Member or by the Member's duly authorized attorney-in-fact. No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy. Every proxy shall be in writing, subscribed by the Member or the Member's duly authorized attorney, and dated, but need not be sealed, witnessed or acknowledged.

         Section 8. VOTING. In all elections for Managers every Member shall have the right to vote, in person or by proxy, the Shares owned of record by the Member, for as many persons as there are Managers to be elected and for whose election the Member has a right to vote. At all meetings of Members unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions regarding the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman of the Board.

         Section 9. ACTION BY MEMBERS OTHER THAN AT A MEETING. Any action required or permitted to be taken at any meeting of Members may be taken without a meeting, if a consent in writing, setting forth such action, is signed by all the Members entitled to vote on the subject matter thereof and any other Members entitled to notice of a meeting of Members (but not to vote thereat) have waived in writing any rights which they may have to dissent from such action, and such consent and waiver are filed with the records of the Fund.

                                   ARTICLE III

                                BOARD OF MANAGERS

         Section 1. MANAGEMENT OF THE FUND. The Board shall have power to conduct the business of the Fund and carry on the Fund's operations in any and all of its branches and maintain offices both within and without the State of Illinois, and in any and all other States of the United States of America, in any and all commonwealths, territories, dependencies, colonies, or possessions of the United States of America, and in any foreign jurisdiction, and to do all such other things and execute all such instruments as the Board deems necessary, proper, or desirable in order to promote the interests of the Fund although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Fund made by the Board in good faith shall be conclusive. The powers of the Board may be exercised without order of or resort to any court.

         Section 2. POWERS. The Board shall have the following duties, responsibilities, and power:

         a. To select and approve annually an independent public accountant.

         b. To authorize and approve agreements providing for investment management and advisory services, and related matters, and to approve the continuance of such an agreement subject to any requirements under the 1940 Act or other applicable law.

         c. To authorize and approve agreements providing for sales and administrative services, and related matters, and to approve the continuance of such an agreement.

         d. To authorize and approve agreements providing for administrative services for a Portfolio, and related matters, and to approve the continuance of such an a agreement.

         e. To authorize and approve agreements providing for custodian services, and related matters, and to approve the continuance of such an agreement.

         f. To authorize and approve agreements providing for accounting services for a Portfolio, and related matters, and to approve the continuance of such an agreement.

         g. To authorize and approve agreements providing for underwriting services, and related matters, and to approve the continuance of such an agreement.

         h. To authorize and approve any and all other material agreements or contracts pertaining to the operation of the Fund, including, but not limited to, fidelity bond premium allocation agreements and joint account agreements to permit the Portfolios to deposit their daily uninvested cash balances into a single joint account to be used in order to enter into joint repurchase agreements, and to approve the continuance of such agreements or contracts.

         i. To recommend from time to time any changes deemed appropriate in the fundamental investment objective or fundamental investment policies, practices, or limitations of the Fund or any Portfolios of the Fund, and to make such changes in those investment policies, practices, and limitations of the Fund or any Portfolio, not requiring approval by the members, as the Board deems appropriate.

         j. To supervise the investment of the assets of the Fund and any Portfolio in accordance with the investment objectives, policies, practices, and limitations of the Fund and Portfolios, and to review periodically the investment portfolios of the Fund and the Portfolios to ascertain that these investment portfolios are being managed in accordance with the investment objectives, policies, practices, and limitations of the Fund and the Portfolios, as appropriate, and the interests of the shareholders, and to take such corrective action as may be necessary.

         k. To enter into such other agreements and to take any and all actions necessary or proper in connection with the operation and management of the Fund and the Portfolios and the assets thereof.

         l. To delegate such authority as the Board considers desirable to any officers of the Fund and to any investment adviser, manager, administrator, custodian, underwriter, or other agent or independent contractor.

         m. To create establish, merge and to change in any manner, separate and distinct Portfolios with separately defined investment objectives and policies and distinct investment purposes, and to fix the preferences, voting powers, rights, and privileges of these Portfolios, in accordance with the provisions of the 1940 Act and other applicable law, and to establish classes of such Portfolios having relative rights, powers, and duties as the Board may provide consistent with applicable law.

         n. In general, to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable, or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

                  Any action by one or more of the members of the Board in their capacity as such hereunder shall be deemed an action on behalf of the Fund or the applicable Portfolio, and not an action in an individual capacity.

         Section 3. NUMBER AND TENURE. The initial Board shall consist of Andrew
B. Hopping. Subject to the 1940 Act or other applicable law, the number of members of the Board which thereafter shall constitute the entire Board may be increased or decreased by a vote of a majority of the entire Board from time to time; provided, that this number shall not be less than three or more than nine. Each member of the Board shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal.

         Section 4. VACANCIES. Vacancies in the Board for any cause, including an increase in the authorized number of members of the Board, may be filled by a majority of the members of the Board then in office, subject to any requirements under the 1940 Act or other applicable law. The selection and nomination of members of the Board who are not 'interested persons' of the Fund, as such term is defined by the Investment Company Act of 1940, as amended, and the rules of Securities and Exchange Commission thereunder, shall be committed to the discretion of the members of the Board who are not interested persons of the Fund.

         Section 5. PLACE OF MEETINGS. Meetings of the Board may be held at any place within or without the State of Illinois, or as the Board may determine.

         Section 6. REGULAR MEETINGS. Regular meetings of the Board shall be held at any time and place fixed by the Board. Notice of a meeting shall be given by mail, personal delivery, telephone, telefax, telegram, or other means at any time preceding the meeting. Notice of a meeting of the Board may be waived before or after any meeting by signed written waiver. Neither the business to be transacted at, nor the purpose of, any meeting of the Board need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by written consent. The attendance of a member at a meeting shall constitute a waiver of notice of such meeting, except where a member attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

         Section 7. SPECIAL MEETINGS. Special meetings of the Board may be called at any time by one or more members of the Board.

         Section 8. QUORUM. A majority of the total number of members of the Board shall constitute a quorum for the transaction of business, provided that a quorum shall in no case be less than three members. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting until a quorum shall have been obtained. Except as otherwise provided by law, or any contract or agreement to which the Fund is a party, the act of a simple majority of the members of the Board present at any meeting at which there is a quorum shall be the act of the Board.

         Section 9. COMMITTEES. The Board may, by resolution, designate an executive committee and other committees composed of two or more members, and the members thereof, to the extent permitted by law, and each subcommittee shall have the powers, authority, and duties specified in the resolution creating the same and permitted by law. Each committee may make rules for the notice and conduct of its meetings and the keeping of the records thereof. The term of any member of any committee shall be fixed by the Board.

         Section 10. COMPENSATION OF MANAGERS. The Board may authorize reasonable compensation to members for their services as members of the Board and as members of the committees of the Board and may authorize the reimbursement of reasonable expenses incurred by members in connection with rendering those services.

         Section 11. RESIGNATIONS. Any member of the Board may resign his or her membership at any time by mailing or delivering his or her resignation in writing to the Chairman of the Board or to a meeting of the Board. No member of the board who resigns shall have any right to compensation for any period following his or her resignation. Any resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof.

         Section 12. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all the members of the Board or committee thereof, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee thereof.

         Section 13. ACTION BY THE BOARD. Any meeting of the Board conducted by telephone shall be deemed to take place at the principal office of the Fund or any other place, as determined by the Board. Subject to the requirements of the 1940 Act, the Board by majority vote may delegate to any one or more of the Board's members the authority of the Board to approve particular matters or take particular actions on behalf of the Fund. Written consents or waivers of the Board may be executed in one or more counterparts. Execution of a written consent or wavier and delivery thereof to the Fund may be accomplished by telefax.

         Section 14. LIMITATION OF LIABILITY. The members of the Board shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, adviser or principal underwriter of the Fund, nor shall any member be responsible for the act or omission of any other member, but nothing herein contained shall protect any member against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

         Every note, bond, contract, instrument, certificate, share or undertaking and every other act or thing whatsoever executed or done by on behalf of the Fund or the Board or any of them in connection with the Fund shall be conclusively deemed to have been executed or done only in or with respect to their or his or her capacity as members or a member, and such members or member shall not be personally liable thereon.

                                   ARTICLE IV

                                    OFFICERS

         Section 1. OFFICERS. The officers of the Fund shall consist of a president, a secretary, a treasurer, and such other officers or assistant officers, including vice-presidents, as may be elected by the Board. Any two or more of the offices may be held by the same person, except that the same person may not be both president and secretary. The Board may designate a vice-president as an executive vice-president and may designate the order in which the other vice-presidents may act. The Board shall appoint and terminate such Officers as the Board shall consider appropriate.

         Section 2. ELECTION AND TENURE. At the initial organizational meeting and at least once a year thereafter, the Board shall elect the president, secretary, treasurer, and other such officers as the Board shall deem necessary or appropriate in order to carry out the business of the Fund. Each officer shall hold the office until his or her successors have been duly elected and qualified.

         Section 3. PRESIDENT AND VICE-PRESIDENTS. The President shall be the chief executive officer of the Fund and, subject to the control of the Board, shall have general supervision, direction, and control of the business of the Fund and shall exercise such general powers of management as are usually vested in the office of President of a corporation or a business trust. The president shall preside at all meetings of the Board, and, in the absence of the President, the next-highest ranking officer shall preside or such other person designated by the members. Subject to the direction of the Board, the President shall have power in the name and of behalf of the Fund to execute any and all loan documents, contracts, agreements, deeds, mortgages, applications for Commission orders, and other instruments in writing, and to employ and discharge employees and agents of the Fund. The President shall have such further authorities and duties as the Board shall from time to time determine. In the absence or disability of the President, the Vice-Presidents in order of their rank as fixed by the Board or, if more than one and not ranked, the Vice-Presidents designated by the Board, or, if not so designated, designated by the President, shall perform all the duties of the President, and when so acting shall have all of the powers of and be subject to all of the restrictions upon the President. Subject to the direction of the name and on behalf of the Fund to execute any and all loan documents, contracts, agreements, deeds, mortgages, and other instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Board or by the President.

         Section 4. SECRETARY. The Board may select a Secretary and an Assistant Secretary who need not be members of the Board. The Secretary and the Assistant Secretary shall have the power to certify the minutes of the proceedings of the Board and portions thereof and shall perform such duties and have such other powers as these Rules and Regulations or the Board shall designate from time to time. In the absence of the Secretary and Assistant Secretary, an appointee of the Board shall perform such duties and have such powers.

         Section 5. TREASURER. Except as otherwise directed by the Board, the Treasurer shall have the general supervision of the monies, funds, securities, notes receivable, and other valuable papers and documents of the Fund, and shall have and exercise under the supervision of the Board and of the President all powers and duties incident to his office. The Treasurer may endorse for deposit or collection all notes, checks, and other instruments payable to the Fund or to its order. The Treasurer shall deposit all funds of the Fund in such depositories as the Board shall designate. The Treasurer shall be responsible for such disbursement of the funds of the Fund as may be ordered by the Board or the President. The Treasurer shall keep accurate separate account of the books of the Fund's transactions, which shall be the property of the Fund and, together with all other property in his possession, shall be subject at all times to the inspection and control of the Board. Unless the Board shall otherwise determine, the Treasurer shall be the principal accounting officer of the Fund and shall also be the principal financial officer of the Fund. The Treasurer shall have such other duties and authorities as the Board shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Board may authorize any adviser, administrator, manager, or agent to maintain bank accounts and deposit and disburse funds of the Fund or any Portfolio thereof.

         Section 6. VACANCIES AND REMOVAL. The Board may fill any vacancy which may occur in any office. Officers shall hold office at the pleasure of the Board and any officer may be removed from office at any time with or without cause by the vote of a majority of the entire Board whenever, in the judgment of the Board, the best interests of the Fund will be served thereby.

         Section 7. RESIGNATIONS. Any officer may resign his office at any time by mailing or delivering his or her resignation in writing to a meeting of the Board. No officer of the Fund who resigns shall have any right to compensation for any period following his or her resignation. Any resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof.

                                    ARTICLE V

                                 INDEMNIFICATION

         Section 1. MEMBERS OF THE BOARD, OFFICERS, ETC. The Fund shall indemnify each member of its Board and each of its officers (including persons who serve at the Fund's request as directors, officers or trustees of another organization in which the Fund has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a "Covered Person") against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil, criminal, administrative or investigative, and any appeal therefrom, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Covered Person, except that no Covered Person shall be indemnified against any liability to the Fund or its Shareholders to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office.

         Expenses, including counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), may be paid from time to time by the Fund in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay amounts so paid to the Fund if it is ultimately determined that indemnification of such expenses is not authorized under this Article, provided that (a) such Covered Person shall provide security for his undertaking, (b) the Fund shall be insured against losses arising by reason of such Covered Person's failure to fulfill his undertaking or (c) a majority of the members of the Board who are disinterested persons and who are not Interested Persons (provided that a majority of such members of the Board then in office act on the matter), or independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (but not a full trial-type inquiry), that there is reason to believe such Covered Person ultimately will be entitled to indemnification.

         Section 2. COMPROMISE PAYMENT. As to any matter disposed of (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication in a decision on the merits by a court, or by any other body before which the proceeding was brought, that such Covered Person is liable to the Fund or holders of Fund interests by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office, indemnification shall be provided if (a) approved as in the best interest of the Fund, after notice that it involves such indemnification, by at least a majority of the members of the Board who are disinterested persons and are not Interested Persons (provided that a majority of such members of the Board then in office act on the matter), upon a determination, based upon a review of readily available facts (but not a full trial-type inquiry) that such Covered Person is not liable to the Fund or holders of Fund interests by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office, or (b) there has been obtained an opinion in writing of independent legal counsel, based upon a review of readily available facts (but not a full-trial type inquiry) to the effect that such indemnification would not protect such Covered Person against any liability to the Fund to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

         Any approval pursuant to this Section shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with this Section as jurisdiction to have been liable to the Fund of its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office.

         Section 3. INDEMNIFICATION NOT EXCLUSIVE; DEFINITIONS. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. As used in this Article, the term "Covered Person" shall include such person's heirs, executors and administrators, and a "disinterested person" is a person against whom none of the actions, suits or other proceedings in question or another action, suit or other proceeding on the same or similar grounds is then or has been pending. Nothing contained in this Article shall affect any rights to indemnification to which personnel of the Fund, other than members of the Board and officers, and other persons may be entitled by contract or otherwise under law, not the power of the Fund to purchase and maintain liability insurance on behalf of such persons.

         Section 4. MEMBERS. In case any holder of Fund interests or former holder of Fund interests shall be held to be personally liable solely by reason of his or her being or having been a holder of Fund interests and not because of his or her acts or omissions or for some other reason, the holder of Fund interests or former holder of Fund interests (or his or her heirs, executors, administrators or other legal representative or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to beheld harmless from and indemnified against all loss and expense arising from such liability, but only out of the assets of the particular series of which he or she is or was a holder.

         Section 5. TRUSTEES, MEMBERS, ETC. NOT PERSONALLY LIABLE; NOTICE. All persons extending credit to, contracting with or having any claim against the Fund or a particular series shall look only to the assets of the Fund or the assets of that particular series for payment under such credit, contract or claim; and neither the holder of Fund interests nor the members of the Board, nor any of the Fund's officers, employees or agents, whether past, present or future, shall be personally liable therefor. Nothing in this Operating Agreement shall protect any members of the Board against any liability to which such members of the Board would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of member of the Board.

         Every note, bond, contract, instrument, certificate or undertaking made or issued by the members of the Board or by any officers or officer shall recite that the same was executed or made by or on behalf of the Fund or by them as a member of the Board or members of the Board or as officers or officer and not individually and that the obligations of such instrument are not binding upon any of them or the holders of Fund interests individually but are binding only upon the assets and property of the Fund, and may contain such further recital as he or she or they may deem appropriate, but the omission thereof shall not operate to bind any members of the Board or member of the Board or officers or officer or holder or holders of Fund interests individually.

         Section 6. GOOD FAITH ACTION BY MEMBERS OF THE BOARD, EXPERT ADVICE, NO BOND OR SURETY. The exercise by the members of the Board of their powers and discretions hereunder shall be binding upon everyone interested. A member of the Board shall be liable for his or her own willful misfeasance, bad faith, gross negligence of reckless disregard of the duties involved in the conduct of the office of member of the Board, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The members of the Board may take advice of counsel or other experts with respect to the meaning and operation of this Operating Agreement, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The members of the Board shall not be required to give any bond as such, nor any surety if a bond is required.

         Section 7. LIABILITY OF THIRD PERSONS DEALING WITH MEMBERS OF THE BOARD. No person dealing with the members of the Board shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the members of the Board or to see to the application of any payments made or property transferred to the Fund or upon its order.

                                   ARTICLE VI

                                CUSTODY OF ASSETS

         Securities comprising the Fund's portfolios and cash representing the proceeds from sales of portfolio securities and of payment of principal and interest upon portfolio securities shall be held by a custodian or trustee which shall be a bank or trust company having the qualifications prescribed in the 1940 Act. The Fund shall, upon the resignation or inability to serve of the custodian or trustee, (1) use its best efforts to obtain a successor custodian or trustee, and (2) require that the cash and securities owned by the Fund be delivered to the successor custodian or trustee.

                                   ARTICLE VII

                                   FISCAL YEAR

         The fiscal year of the Fund shall end on such date as the members of the Board from time to time shall determine.

                                  ARTICLE VIII

                                   AMENDMENTS

         Except as otherwise provided by law, the Operating Agreement of the Fund may be amended or repealed by the Board.

         The provisions of this Operating Agreement are intended to satisfy the requirements of the 1940 Act. In the event that federal law should be amended or rules, regulations, rulings, or exemptions thereunder should be adopted, with the result that any or all of the provisions of the Operating Agreement shall not be required by federal law, such provisions of the Operating Agreement may be amended or repealed by the Board of the Fund or by any committee thereof so authorized by such Board.



Adopted: _________________